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EXHIBIT 10.110
ASSIGNMENT AND FIRST AMENDMENT
TO
AMERICA WEST CO-BRANDED CARD AGREEMENT
     THIS ASSIGNMENT AND FIRST AMENDMENT TO CO-BRANDED CARD AGREEMENT (the “Amendment”) is dated August 8, 2005, by and between AMERICA WEST AIRLINES, INC., a Delaware corporation (“America West”), US AIRWAYS GROUP, INC., a Delaware corporation (“US Airways Group”), and JUNIPER BANK (“Juniper Bank”).
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     WHEREAS, America West and Juniper Bank previously entered into that certain America West Co-Branded Card Agreement, dated January 25, 2005 (the “Original Agreement”) establishing and maintaining a co-branded credit card program for the benefit of members of America West’s FlightFund loyalty program (“Flight Fund Program”) and America West’s customers; and
     WHEREAS, US Airways, Inc., a Delaware corporation and wholly-owned subsidiary of US Airways Group (“US Airways”) provides scheduled airline services and operates as part of its service a loyalty program featuring airline mileage or other travel credit or awards including its Dividend Miles loyalty program (“Dividend Miles Program”) and accepts MasterCard and Visa credit cards as a method of payment for air transportation and related travel services; and
     WHEREAS, America West’s parent company, America West Holdings Corporation, a Delaware corporation (“Holdings”), US Airways Group and Barbell Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of US Airways Group (“Merger Sub”) entered into that certain Agreement and Plan of Merger dated May 19, 2005 (the “Merger Agreement”) pursuant to which the parties shall merge their respective operations (the “Merger”); and
     WHEREAS, upon consummation of the Merger, America West’s air transportation services shall be operated as “US Airways” using the US Airways Marks, and the FlightFund Program shall be combined with the Dividend Miles Program, with the Dividend Miles Program as the surviving program; and
     WHEREAS, US Airways is party to that certain Co-Branded Card and Merchant Services Agreement, dated as of May 20, 2003, with Bank of America, N.A. (USA), pursuant to which a co-branded credit card program was established and has been maintained for the benefit of US Airways’ customers and Dividend Miles Program members (“US Airways/Bank of America Co-Branded Program”); and
     WHEREAS, US Airways has the right to terminate the US Airways/Bank of America Co-Branded Program following the Merger by giving 24 months prior written notice of termination to Bank of America on or after the 90th day following the Merger

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Effective Date (the “US Airways/Bank of America Co-Branded Termination Notice”); and
     WHEREAS, Juniper Bank desires to participate in the Dividend Miles Program and to establish and maintain a US Airways’ co-branded credit card program upon consummation of the Merger; and
     WHEREAS, Juniper Bank and America West desire to amend the Original Agreement and assign the Original Agreement as amended hereby (the “Amended Agreement”) to US Airways Group upon consummation of the Merger, and US Airways Group desires to become bound by the Amended Agreement upon consummation of the Merger; and
     WHEREAS, America West, US Airways Group and Juniper Bank understand and agree that the effectiveness of this Amendment and the fulfillment of the respective rights and obligations contained herein shall be contingent upon consummation of the Merger.
     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:
1. Definitions. All capitalized terms used herein, but not otherwise defined herein, shall have the meanings given to such terms in the Original Agreement.
2. Amendments.
(a)	Section 1 of the Agreement is amended to add the following definitions in the appropriate alphabetical order:

“Active Frequent Flyer Baseline Year” as defined in Section 4.11.

“Adjustable Rate” as defined in Section 14.2.2.

“Affinity Cardholder Baseline” as defined in Section 4.11.

“Affinity Spend Baseline” as defined in Section 4.11.

“Amended Agreement” as defined in the Recitals of this Amendment.

“Annual Bonus Payment” as defined in Section 4.12.

“Certificate of Merger” means the Certificate of Merger between Holdings, US Airways Group and Merger Sub.

“Dividend Miles Program” as defined in the Recitals of this Amendment.

“Dual Branding Period” means the period of up to two years and 120 days after the Merger Effective Date during which Juniper Bank and Bank of America shall each have the right to market co-branded credit cards bearing the Marks of US Airways Group; provided that at no time on or after January 1, 2006 shall Bank of America have the right to use the America West Marks.

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“Early Payment Events” as defined in Section 4.6(b).

“Early Payments” as defined in Section 4.6.

“Effective Date” with respect to the Amended Agreement, means the date the Amended Agreement is assigned to US Airways Group, which shall in no event be earlier than the Merger Effective Date.

“Holdings” as defined in the Recitals of this Amendment.

“Interest Period” as defined in Section 14.2.2.

“Lender Agreement” as defined in Section 4.6.

“Marks” means any logos, trademarks, service marks, trade names or other brand identifiers.

“Material Adverse Effect” as defined in Section 4.11.

“Merger” as defined in the Recitals of this Amendment.

“Merger Agreement” as defined in the Recitals of this Amendment.

“Merger Bonus Payment” as defined in Section 4.11.

“Merger Effective Date” means, with respect to the Merger, the date on which the Certificate of Merger is filed with the Delaware Secretary of State or such later time as specified in the Certificate of Merger.

“Merged Entities” means the proposed combined companies and operations of America West and US Airways Group.

“Merger Sub” as defined in the Recitals of this Amendment.

“Original Agreement” as defined in the Recitals of this Amendment.

“Passenger Enplanements Baseline Year” as defined in Section 4.11.

“Pre-Purchase Date” as defined in Section 14.1.

“Pre-Purchased Miles” as defined in Section 14.1.

“Suspension Events” as defined in Section 4.6(a).

“US Airways” as defined in the Recitals of this Amendment.

“US Airways/Bank of America Co-Branded Program” as defined in the Recitals of this Amendment.

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“US Airways/Bank of America Co-Branded Termination Notice” as defined in the Recitals of this Amendment.

“US Airways Group” as defined in the Recitals of this Amendment; provided that after the Merger Effective Date all references to US Airways Group shall be to the combined companies and operations of US Airways Group and America West.

(b)	The definition of “Active Frequent Flier” is deleted in its entirety and replaced with the following definition:

“Active Frequent Flyer” as defined in Section 4.11.

(c)	The definition of “Affinity Card” is deleted in its entirety and replaced with the following definition:

“Affinity Card” shall mean, as the context may require, [REDACTED] or other mutually agreed credit card(s) co-branded with Juniper Bank’s Marks, America West’s Marks, US Airways Group’s Marks and/or the Merged Entities’ Marks issued to Affinity Cardholders;.

(d)	The definition of “FF Program” is deleted in its entirety and replaced with the following definition:

“FF Program” means the Dividend Miles Program, as established and maintained by US Airways and America West as of the Effective Date of this Amended Agreement and from time to time thereafter, whereby US Airways Customers who become FF Participants receive travel benefits based upon air travel mileage accumulated on US Airways or other designated air carriers, including without limitation members of the Star Alliance, or through the use or purchase of the goods or services of any vendor designated by US Airways.

(e)	The definition of “Passenger Enplanements” is deleted in its entirety and replaced with the following definition:

“Passenger Enplanements” as defined in Section 4.11.

(f)	The definition of “Program” is deleted in its entirety and replaced with the following definition:

“Program” means the co-branded Card program between Juniper Bank and US Airways Group conducted pursuant to this Amended Agreement.

(g)	The definition of “Total Managed Expense” is deleted in its entirety and replaced with the following definition:

“Total Managed Expense” means actual cost of funds, net credit and fraud losses, [REDACTED] acquisition costs including, Purchased Credit Card Relationships amortization expense, [REDACTED] New Account Fee and Base Miles, Adjustment Miles, Bonus Miles, Renewed Account Fee expense, the Merger Bonus Payment, Annual Bonus Payment, [REDACTED]

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(h)	The definition of “Total Managed Revenue” is deleted in its entirety and replaced with the following definition:

“Total Managed Revenue” means [REDACTED].”

(i)	The following defined terms shall be deleted from the Amended Agreement:

“Cumulative Un-recouped Guarantee”

“Earned Fees”

“Guarantee Payment”

“Incentive Agreement”

“Renewal Premiums”

“Volume Incentive”

(j)	Section 4.2.2 of the Original Agreement is deleted in its entirety and replaced with the following:

“Section 4.2.2. Bonus Mile Fees and Base Mile Fees. During the Term of this Agreement, Juniper Bank shall pay a Base Mile Fee to US Airways Group equal [REDACTED] for each Base Mile awarded to an Account. In addition, from the Commencement Date until termination or expiration of the US Airways/Bank of America Co-Branded Program, Juniper Bank shall pay a Bonus Mile Fee to US Airways Group equal [REDACTED] for each Bonus Mile awarded to an Account. Upon expiration of the US Airways/Bank of America Co-Branded Program (unless terminated earlier), Juniper Bank shall pay a Bonus Mile Fee to US Airways Group equal to [REDACTED] for each Bonus Mile awarded to an Account during the first [REDACTED] months following such expiration, and [REDACTED] for each Bonus Mile awarded to an Account thereafter for the remainder of the Term. Should the US Airways/Bank of America Co-Branded Program terminate prior to its expiration and Juniper Bank purchases the Existing Portfolio and the US Airways/Bank of America Co-Branded Program portfolio, Juniper Bank shall pay a Bonus Mile Fee to US Airways Group equal [REDACTED] for each Bonus Mile awarded to an Account for the remainder of the Term. Base Mile Fees and Bonus Mile Fees shall be awarded as follows:
(a) US Airways Group shall award Base Miles as set forth in Exhibit A and Exhibit B attached hereto.
(b) US Airways Group will from time to time award Bonus Miles to Accounts. Bonus Miles will be awarded as agreed from time to time by the parties for, by way of example only and not limitation, rewards to Customers when they open Accounts, rewards to Affinity Cardholders for engaging in certain categories of transactions as the

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parties may agree, including, but not limited to, the use of an Account to purchase US Airways Group tickets. The Bonus Mile Fee shall be in addition to, and not in lieu of, the Base Mile Fee that is due for a transaction. For example:
For US Airways Group ticket purchases on the [REDACTED] for which double miles are awarded for using the credit card, the first mile awarded by US Airways will be compensated by the Base Mile Fee, and the second (bonus) mile will be compensated by the Bonus Mile Fee.”
(k)	Sections 4.2.1(b) and 4.3 are each deleted in their entirety.

(l)	Section 4.6 of the Agreement is deleted in its entirety and replaced with the following:

“4.6 Suspension Events and Early Payment Dates.
(a)	If one or more of the following (each a “Suspension Event”) occurs:
“(i) The sum of cash, cash equivalents and short term investments (in each case unrestricted) maintained by US Airways Group is less than [REDACTED] on average of the unrestricted cash on hand on the last day of each month during a quarter as calculated at the end of each quarter during the Term of this Agreement; or
(ii) US Airways Group fails to maintain a frequent flyer program that is as competitive in the marketplace as the FF Program was as of [REDACTED]; provided that Juniper Bank provides written notice of such failure to maintain the competitiveness of the FF Program which will commence a forty-five (45) day period during which US Airways Group may cure such deficiency;
then Juniper Bank may, in its sole discretion, elect to either (1) compensate US Airways Group with Pre-Purchased Miles as set forth in Sections 14.4 and 14.5 below, or (2) terminate this Agreement, or (3) commence the repurchase of Pre-Purchased Miles as set forth in the next paragraph. Neither clause (1), clause (2) nor clause (3) is exclusive and an election by Juniper Bank to compensate US Airways Group with Pre-Purchased Miles or commence the repurchase of Pre-Purchased Miles shall not prevent a later election to terminate this Agreement so long as a breach is continuing or to exercise and other right or remedy hereunder. For purposes of clarity, if Juniper Bank compensates US Airways Group with Pre-Purchased Miles due to a breach of (i) or (ii) above and the breach is subsequently cured, such compensation with Pre-Purchased Miles shall cease and Juniper Bank shall resume paying US Airways Group in cash as set forth in Section 4.2. If Juniper Bank commences the repurchase of Pre-Purchased Miles as set forth

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in the next paragraph due to a breach of (i) or (ii) above and the breach is subsequently cured, then such repurchase shall cease and the number of quarterly payments in Section 14.2.1 shall be reduced by the number of quarterly payments made as a result of the breach. In the event Juniper Bank terminates this Agreement pursuant to this Section 4.6, US Airways Group will promptly (i) repurchase any unused Pre-Purchased Miles as of the date of termination; and (ii) repay an amount equal to (x) the sum of the Merger Bonus Payment and Bonus Payment divided by the (y) number of months of the Term times (z) the number of whole calendar months remaining from the effective date of termination until the Expiration Date, together with interest at the Adjustable Rate (including interest on the Pre-Purchase Miles to the extent not previously paid under Section 14.2.2 and interest on the Merger Bonus Payment and the Bonus Payment from the date each was paid by Juniper Bank; provided that until such time as Juniper Bank is the sole issuer y and z shall each equal 60.
(b)	If one or more of the following (each an “Early Payment Event”) occurs:
(i) The Fixed Charge Coverage Ratio (“FCCR”), of US Airways Group is less than the amount set forth below for quarters ending as of the corresponding date set forth below:
For the four quarters ending:

December 31, 2006	REDACTED
March 31, 2007	REDACTED
June 30, 2007	REDACTED
September 30, 2007	REDACTED
December 31, 2007	REDACTED
March 31, 2008	REDACTED
June 30, 2008	REDACTED
September 30, 2008	REDACTED
December 31, 2008	REDACTED
March 31, 2009	REDACTED
June 30, 2009	REDACTED
September 30, 2009	REDACTED
December 31, 2009	REDACTED
March 31, 2010	REDACTED
June 30, 2010	REDACTED
September 30, 2010	REDACTED
December 31, 2010	REDACTED
March 31, 2011	REDACTED
June 30, 2011	REDACTED
September 30, 2011	REDACTED
December 31, 2011	REDACTED
March 31, 2012	REDACTED
June 30, 2012	REDACTED

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September 30, 2012	REDACTED
December 31, 2012	REDACTED
The FCCR means, with respect to each quarter during the Term of this Agreement, the ratio (calculated on a four quarter rolling basis) of (1) EBITDAR for the prior four quarters ending on such date to (2) the sum of all interest expense (including capitalized interest) plus aircraft rental expense in respect of operating leases (to the extent deducted in determining net operating income) for the same prior four quarter period, provided, all aircraft rentals and financings over the first 2 years of the term will be treated as rentals for the purposes of calculating this covenant; or
(ii) US Airways Group is in default, with all applicable cure and grace periods elapsed, of any of their financing agreements in excess of [REDACTED] (each a “Lender Agreement”) and as a result of such default either (1) the obligations under such Lender Agreement have been accelerated or (2) such Lender Agreement has been renegotiated to the detriment of Juniper Bank to the extent such renegotiation results in materially higher payment obligations on the part of US Airways Group or additional material claims, liens, or other encumbrances against the assets of US Airways Group until five (5) years prior to the Expiration Date; or
(iii) US Airways Group fails to provide timely reporting as required by Section 17 hereof provided that US Airways Group shall have thirty (30) days from receipt of written notice of a breach of such Section to cure said failure except that as to the covenant certification required pursuant to Section 17(iv) the cure period shall be seven (7) business days;
then the repurchase of Pre-Purchased Miles as set forth in Section 14.2.1 shall commence in the quarter in which the Early Payment Event shall have occurred and shall continue for the next twelve (12) quarters (the “Early Payments”). Provided that in the event that the Early Payment Event is cured, the Early Payments shall cease and the number of quarterly payments in Section 14.2.1 shall be reduced by the number of quarterly payments made as a result of the breach. In the event that US Airways Group fails to make a payment hereunder within thirty (30) days of when due, Juniper Bank may, in its discretion, elect to offset the amount of the missed payment by paying US Airways Group in Pre-Purchased Miles as set forth in Sections 14.4 and 14.5.”

(m)	Section 4.9 is deleted in its entirety and replaced with the following:

“4.9 Merger of US Airways Group. In the event of a merger in which US Airways Group either acquires or is acquired by another air carrier that has an existing credit card program associated with its frequent flyer program, not issued by Juniper Bank, [REDACTED].”

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(n)	Section 4 is amended by adding the following new Sections 4.11, 4.12 and 4.13:

“4.11 Merger Bonus Payment. Juniper Bank shall pay, by wire transfer, US Airways Group a one-time payment of one hundred thirty million dollars ($130,000,000.00) (“Merger Bonus Payment”) within five (5) business days after the Merger Effective Date, provided that as of the Merger Effective Date each of the following conditions shall be satisfied: (i) completion of the funding of additional equity of five hundred million dollars ($500,000,000); (ii) completion of the two hundred fifty million dollars ($250,000,000) exit financing from Airbus, of which approximately one hundred forty million dollars ($140,000,000) will be complete on the Merger Effective Date; (iii) commencement of the unwinding of the US Airways tax trust in the amount of approximately one hundred seventy million dollars ($170,000,000) which will be fully realized as cash after a 90-day wind down period; (iv) successful approval and completion of the Merger; (v) Juniper Bank has the sole right to issue credit cards branded with US Airways Marks for the Term of this Agreement, provided that such right shall be non-exclusive during the Dual Branding Period; (vi) the Merged Entities have $1.1 billion in unrestricted cash, cash equivalents and short term investments inclusive of the funds to be realized pursuant to (ii) and (iii) but exclusive of any payments due from Juniper Bank pursuant to this Amendment; and (vii) no material adverse change, individually or in the aggregate, in the business, financial or other condition of America West, US Airways Group, the Merged Entities or their respective consolidated subsidiaries, taken as a whole, other than any thereof which would not result in a Material Adverse Effect. For purposes of this Agreement, “Material Adverse Effect” with respect to the Merged Entities means (A) a material adverse effect on the financial condition, assets, liabilities, business or results of operations of the Merged Entities and their subsidiaries, taken as a whole, excluding any such effect resulting from (1) changes or conditions generally affecting the U.S. economy or financial markets, (2) changes or conditions generally affecting any of the segments of the airline industry in which the Merged Entities or any of their subsidiaries operates, to the extent such conditions or changes do not disproportionately impact the Merged Entities or their subsidiaries, and (3) the announcement or consummation of the Merger Agreement; or (B) an effect that would prevent, materially delay or materially impair the ability of the Merged Entities to consummate the Merger or the ability of the Merged Entities to consummate the transactions contemplated by this Amendment. For purposes of this definition, any suspension of commercial air travel in the United States for a period of 72 hours or more shall be deemed to have a Material Adverse Effect on the Merged Entities. Further provided, in the event that, as measured each month the Merged Entities Passenger Enplanements or Active Frequent Flyers in the previous [REDACTED] below the comparable months in the Passenger Enplanements Baseline Year or Active Frequent Flyer Baseline Year, as applicable, and the number of active Affinity Cardholders or the Affinity Card Spend [REDACTED] from the comparable months in the Affinity Cardholder or Affinity Spend

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Baseline Years, Juniper Bank may, in its sole discretion, elect to either (1) compensate America West with Pre-Purchased Miles as set forth in Sections 14.4 and 14.5 below, or (2) terminate this Agreement and America West will promptly (i) repurchase any unused Pre-Purchased Miles as of the date of termination; and (ii) repay an amount equal to [REDACTED]. For purposes of this Agreement, (i) “Passenger Enplanements” means the aggregate of ticketed passengers flown on America West and US Airways branded aircraft as reported by the Merged Entities for the twelve month period ending September 30 (for avoidance of doubt, as of the date of this Agreement, Passenger Enplanements includes passengers flown on Mesa Airlines or any other carrier operated as America West Express or US Airways Express but does not include passengers flown on Hawaiian Airlines, except, for example, a passenger flown on an Albuquerque-Phoenix-Honolulu flight, the Albuquerque-Phoenix segment of such flight would be included as a Passenger Enplanement), and (ii) “Active Frequent Flyer” means an America West or US Airways Group FF Participant who has accrued miles from flights on America West or US Airways in the twelve month period ending September 30. The “Passenger Enplanements Baseline Year” shall be the combined US Airways Group and America West Passenger Enplanements for the twelve month period ending September 30, 2005. The “Active Frequent Flyer Baseline Year” shall be the combined US Airways Group and America West Active Frequent Flyers for the twelve month period ending September 30, 2005, less the number of FF Participant accounts eliminated as a result of the pre-merger membership in both the US Airways and America West frequent flyer programs. The “Affinity Cardholder Baseline Year” shall be the combined US Airways Group and America West Active Cardholders for the twelve month period ending September 30, 2005 and the “Affinity Spend Baseline Year” shall be the combined US Airways Group and America West spend on Affinity Cards for the twelve month period ending September 30, 2005.

4.12 Annual Bonus Payment. Juniper Bank shall each year after it becomes the exclusive issuer of the co-branded credit card pay US Airways Group an annual bonus of five million dollars ($5,000,000.00) for the Term of this Agreement and any extension thereof (the “Annual Bonus Payment”). The Annual Bonus Payment shall be paid on February 1, 2007 and on each anniversary of that date thereafter during the term of the Agreement (each an “Annual Bonus Payment Date”). In the event that US Airways Group Passenger Enplanements or Active Frequent Flyers in the twelve month period ending September 30 of the prior year has declined more than [REDACTED] below the Passenger Enplanements Baseline Year or Active Frequent Flyer Baseline Year, as applicable, and the number of active Affinity Cardholders and amount of spending of the Affinity Card has decreased by more than [REDACTED] from the Affinity Cardholder or Affinity Spend Baseline Years, Juniper Bank is relieved of its obligation pay the Annual Bonus payment for that contract year. Further provided, to the extent that on an Annual Bonus Payment Date Juniper Bank is not the exclusive issuer, the payment under this Section, if any, shall be the lesser of [REDACTED].

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4.13 Material Change. In the event of a material adverse change to the credit card operating environment caused by a change in government legislation or regulation, or change to the association (through actions of the association and where said actions are applicable to similarly situated issuers) that impacts all issuers of co-branded general purpose credit cards which materially adversely affects the Program’s overall return to Juniper Bank including but not limited to lowering or limiting the amount of interchange income received by Juniper Bank, the parties shall negotiate in good faith to restructure the economics of the Program to substantially maintain the relative economic positions of US Airways Group, Juniper Bank and the Affinity Cardholders in light of such changes. In the absence of agreement to restructure the Program, Juniper Bank may terminate this Agreement upon ninety (90) days’ prior written notice and in such event US Airways Group shall repurchase Pre-Purchased Miles pursuant to Section 14.2.1 below.”

(o)	Section 5.1 of the Agreement is deleted in its entirety and replaced with the following:

“5.1 Term. This Agreement shall be effective as of the Effective Date and shall continue for a term (the “Term”) commencing on January 1, 2006 or, if later, the date upon which Juniper Bank commences marketing to the general public (the “Commencement Date”) and ending December 31, 2012 or seven years (7) from the date on which marketing of the Program to the general public first commences, whichever is later (the “Expiration Date”), unless earlier terminated by either party pursuant to Section 12 of this Agreement. As of the date of expiration or termination of the Agreement, FF Program mileage will no longer be granted for a FF Participant’s use of an Affinity Card. The termination of this Agreement shall not affect any rights or obligations which shall have accrued prior to the date of termination, including, but not limited to, payments due US Airways Group hereunder for FF Program mileage earned by FF Participants prior to said date, including adjustments posted following termination of this Agreement.”

(p)	Section 8.2 of the Agreement is deleted in its entirety and replaced with the following:

“8.2 US Airways. Juniper Bank acknowledges US Airways Group’s ownership and proprietary right to all US Airways Marks. US Airways Group hereby grants Juniper Bank a limited license to use said Marks to promote the FF Program and Mileage Accumulation Program including all Marks to promote the FF Program and Mileage Accumulation Program for the Merged Entities, provided that Juniper Bank obtains US Airways Group’s written approval prior to any such use. Juniper Bank recognizes and acknowledges that it acquires no right in these Marks by such use. Any other advertising or marketing medium with respect to the Program shall contain the disclaimer set forth in Exhibit D attached hereto.”

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(q)	Section 9.1 of the Agreement is amended by adding the following sentences to the end of such Section:

“US Airways currently has an agreement with American Express for participation in its Membership Rewards Program. [REDACTED].”

(r)	The Agreement is amended by adding the following new Section 12.3:

“12.3 In the event Juniper Bank terminates this Agreement pursuant to this Section 12, upon such termination US Airways Group shall promptly: (i) repurchase from Juniper Bank any unused Pre-Purchased Miles that remains outstanding as of the date of termination; and (ii) repay an amount equal to [REDACTED].”

The Agreement is amended by adding the following new Section 14 to the end of the Agreement:

“14. PRE-PURCHASE OF MILES

14.1 Pre-Purchase of Miles. Juniper Bank will purchase [REDACTED] Base Miles, for the sum of three hundred twenty-five million dollars ($325,000,000.00) (the “Pre-Purchased Miles”) within five (5) business days after the Merger Effective Date (the “Pre-Purchase Date”), provided that as of the Merger Effective Date: (i) completion of the funding of additional equity of $500 million; (ii) completion of the two hundred fifty million dollars ($250,000,000) exit financing from Airbus, of which approximately one hundred forty million dollars ($140,000,000) will be complete on the Merger Effective Date; (iii) commencement of the unwinding of the US Airways tax trust in the amount of approximately one hundred seventy million dollars ($170,000,000) which will be fully realized as cash after a 90-day wind down period; (iv) successful approval and completion of the Merger; (v) Juniper Bank has the sole right to issue credit cards branded with US Airways Group’s Marks for the Term of this Agreement, provided that such right shall be non-exclusive during the Dual Branding Period; (vi) the Merged Entities have $1.1 billion in cash, cash equivalents and short term investments (in each case unrestricted) inclusive of the funds to be realized pursuant to (ii) and (iii) but exclusive of any payments due from Juniper Bank pursuant to this Amendment; and (vii) no material adverse change, individually or in the aggregate, in the business, financial or other condition of America West, US Airways Group, the Merged Entities or their respective consolidated subsidiaries, taken as a whole, other than any thereof which would not result in a Material Adverse Effect. Juniper Bank may use the Pre-Purchased Miles for any purpose, provided said purpose is not in competition with the Program. It is specifically agreed that the use of Pre-Purchased Miles for fulfillment of rewards offered in connection with a Juniper Bank or Barclays branded credit card shall not be deemed competitive with the Program.

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14.2 Repurchase of Pre-Purchased Miles. US Airways Group will repurchase the Pre-purchased Miles together with interest on the amount of the purchase price to be paid therefor on or before the Expiration Date in the manner and in accordance with the following terms and conditions.
14.2.1 Principal Payments. Except as set forth in Section 4.6 above, US Airways Group will repurchase the Pre-Purchased Miles in twelve (12) equal consecutive quarterly installments of [REDACTED] commencing on the date five (5) years prior to the Expiration Date until paid in full. Provided that to the extent Juniper Bank uses Base Miles as permitted hereunder, including but not limited to payment pursuant to Section 14.4, said Base Miles shall be deducted from the last then due quarterly installment, and the obligation to repurchase Pre-Purchased Miles shall cease at such time as Juniper Bank no longer owns Pre-Purchased Miles. Further provided, in the event that US Airways Group fails to make a payment due under this Section 14.2.1 within thirty (30) days of when due, Juniper Bank may, in its discretion, elect to offset the amount of the missed payment by paying US Airways Group in Pre-Purchased Miles as set forth in Sections 14.4 and 14.5.
14.2.2 Interest Payments. Commencing on the first day of the calendar month following the Pre-Purchase Date, and continuing on the first day of each calendar month so long as Juniper Bank owns Pre-Purchased Miles, US Airways Group will pay Juniper Bank interest accruing under the Pre-Purchased Miles at the Adjustable Rate during the preceding Interest Period. For purposes of this Agreement, “Adjustable Rate” shall mean the One Month LIBOR on the last business day of each calendar month prior to the next Interest Period as published on Bloomberg page USSW, plus 4.75%. “Interest Period” shall mean (i) initially, the period beginning on the Pre-Purchase Date and ending on the last day of the calendar month in which such date occurs, and (ii) thereafter, the period beginning on the first day of the calendar month and ending on the last day of such calendar month or the date on which Juniper Bank no longer owns Pre-Purchased Miles, as applicable. The monthly calculation will be as follows: Number of Pre-Purchased Miles held by Juniper Bank times [REDACTED] times (Adjustable Rate/360 times the number of calendar days in the Interest Period).
14.2.3 Miles Repurchase, Processor Collateral. [REDACTED].
14.3 Prepayment. US Airways Group may repurchase all or any of the Pre-Purchased Miles at any time, or from time to time, without penalty or premium. Any prepayment shall include accrued interest, if any, in accordance with Section 14.2.2.
14.4 Suspension Events. Juniper Bank shall, absent a Suspension Event or material breach by US Airways Group and except as provided in Section

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14.5, pay US Airways Group monthly as set forth in Section 4.2. In the event of the occurrence of a Suspension Event or material breach by US Airways Group, payments under this Agreement shall be made using Pre-Purchased Miles as set forth in Section 14.5 below until such time that either (i) the Suspension Event has been remedied; or (ii) the breach has been cured; or (iii) there are no Pre- Purchased Miles remaining. All payments to US Airways Group under Sections 14.4 and 14.5 for purchase of Bonus or Base Miles awarded to Affinity Cardholders shall include the Transportation Tax as set forth in Section 4.8.
14.5 Payment with Pre-Purchased Miles. For each month for which US Airways Group receives payment in Pre-Purchased Miles in lieu of cash payment pursuant to this Section 14, Juniper Bank shall return to US Airways Group Pre-Purchased Miles on the following schedule:
(i) For each New Account Fee earned by US Airways Group pursuant to Sections 4.2.1(c) and 4.4.1 in the preceding month: [REDACTED];
(ii) For each New Account Premium earned by America West as set forth in Section 4.2.1(a) in the preceding month: [REDACTED];
(iii) For each Base Mile posted to a Cardholder’s Account as set forth in Section 4.2.2 in the preceding month: [REDACTED];
(iv) For each Bonus Mile otherwise purchased for [REDACTED], posted to a Cardholder’s Account as set forth in Section 4.2.2 in the preceding month: [REDACTED];
(v) For each Bonus Mile otherwise purchased for [REDACTED], posted to a Cardholder’s Account as set forth in Section 4.2.2 in the preceding month: [REDACTED];
(v) For the Transportation Tax due on the purchase and award of Bonus Miles or Base Miles as set forth in Section 4.8, Juniper Bank shall pay for each dollar due: [REDACTED]; and
(vi) For each Annual Bonus Payment: [REDACTED] Miles.
14.6 Acceptance of Payment with Pre-Purchased Miles. US Airways Group agrees to accept payment in Pre-Purchased Miles as provided in this Section 14 in lieu of cash and irrevocably waives any rights to receive cash or other consideration for such payments regardless of the then value of a Pre-Purchased Miles.
14.7 Use of Pre-Purchased Miles. To the extent Juniper Bank uses Pre-Purchased Miles for purposes other than as set forth in Sections 14.2 through 14.6, US Airways Group shall provide commercially reasonable methods to redeem said miles (e.g., mileage certificates or assignment to FF Accounts) to

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facilitate the use of the Miles by Juniper Bank and/or the recipient of the Pre-Purchased Miles. This obligation shall survive termination of this Agreement.”
(s)	The Agreement is amended by adding the following new Section 15 to the end of the Agreement:

“15. FAILURE TO PROVIDE EXCLUSIVITY

In the event that the Merger is completed and Juniper Bank does not become the exclusive issuer of co-branded credit cards to the Merged Entities within 2 years and 120 days of the Merger Effective Date (the “Exclusivity Failure”), US Airways Group shall promptly: (i) repurchase any unused Pre-Purchased Miles remaining at the end of such period; and (ii) repay the Merger Bonus Payment and Bonus Payment in their entirety together with interest at the Adjustable Rate accruing from the date each such amount was received from Juniper Bank in accordance with Section 14.2.2. US Airways Group agrees that the damages resulting from the occurrence of an Exclusivity Failure would be extremely difficult to determine; therefore, the parties agree that in the event Juniper Bank does not become the exclusive issuer of co-branded credit cards to US Airways Group upon the expiration of such period, Juniper Bank shall receive, in addition to the amounts described in clause (i) and (ii) above, as liquidated damages, and not as a penalty, [REDACTED] .”

(t)	The Agreement is amended by adding the following new Section 16 to the end of the Agreement:

“16. THE DUAL BRANDING PERIOD

[REDACTED] America West shall use commercially reasonable efforts to assist Juniper Bank in its efforts to purchase the Existing Portfolio and the US Airways/Bank of America Co-Branded Program portfolio.”

(u)	The Agreement is amended by adding the following new Section 17 to the end of the Agreement:

“17. REPORTING

US Airways Group shall make available to Juniper Bank the following reports: (i) annual audited financials statements within 105 days after the end of each fiscal year and unaudited quarterly financial statements within 60 days after the end of each fiscal quarter; provided that the filing of such reports on EDGAR shall satisfy the delivery obligations hereunder; (ii) quarterly forecasts/budgets of profit/loss, balance sheet and cash flow for the following year by no later than 45 days following the beginning of each quarter; (iii) monthly income statements and balance sheet results in a format consistent with Securities Exchange Commission standards within 25 days following the close of each month

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(with the exception that during the first six (6) months following the Effective Date, US Airways Group shall deliver to Juniper Bank preliminary monthly income statements and balance sheets within twenty-five (25) days following the close of the month, and final monthly income statements and balance sheet results within thirty (30) days following the close of the month); (iv) quarterly certificate of compliance with the covenants contained in Section 4.6 within thirty (30) days following the end of each quarter (sixty (60) days during the first six (6) months following the Effective Date); and (v) a monthly report showing the amount of Gross Air Traffic Liability and the amount of funds maintained in the Reserve Account maintained by Chase as of the month end [REDACTED].”

(v)	The Agreement is amended by adding the following new Section 18 to the end of the Agreement:

“18. WARRANTIES AND REPRESENTATIONS

US Airways Group warrants and represents that:
(i)	upon termination and after the Dual Branding Period of the US Airways/Bank of America Co-Branded Program, Juniper Bank will be the exclusive issuer of co-branded credit cards to US Airways Group;

(ii)	upon 90 days following consummation of the Merger, it has the contractual right to terminate the US Airways/Bank of America Co-Branded Program thus commencing the Dual Branding Period;

(iii)	to the knowledge of US Airway Group and America West, there are no contractual restrictions on the terms that Juniper Bank may set for the credit card and the award of Base and Bonus Miles other than those contained herein; and

(iv)	the execution and delivery of this Amendment by US Airways Group and America West and the performance by US Airways Group and America West of their respective obligations hereunder or under the Agreement, do not violate or conflict with any other agreement, contract, instrument, law, rule or regulation that is legally binding upon either US Airways or America West.”
(w)	The Agreement is amended by adding the following new Sections 19, 20, 21, 22, 23 and 24 to the end of the Agreement:

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“19. SELECTION OF CREDIT CARD ASSOCIATION

Juniper Bank may, without limitation or restrictions, select [REDACTED] as the Program association and, without limitation or restrictions, at its option, convert the Existing Portfolio and the US Airways/Bank of America Co-Branded Program portfolio association to that association.

20. LEGACY AMERICA WEST MARKETING CHANNELS

[REDACTED].

21. TERMINATION OF THE US AIRWAYS/BANK OF AMERICA CO-BRANDED PROGRAM

US Airways Group shall deliver the US Airways/Bank of America Co-Branded Termination Notice thus commencing the Dual Branding Period at the earliest date permitted under the US Airways/Bank of America Co-Branded agreement, but in any event such Termination Notice shall be delivered no later than ninety-seven (97) days after the Merger Effective Date. Failure to provide the US Airways/Bank of America Co-Branded Termination Notice shall be a material default hereunder. US Airways Group shall provide Juniper Bank contemporaneous notice of the termination and, upon receipt by US Airways Group proof of delivery.

22. NOTICES AND REQUIRED DISCLOSURES

With the exception of disclosures required by law, regulation or any government authority (including without limitation the Securities Exchange Commission), for which the parties agree to provide the other party forty-eight (48) hours prior notice when practical, neither America West, US Airways Group nor Juniper Bank, nor any of their affiliates, shall issue a press release or make a public announcement or any disclosure related to the transactions contemplated by this Amendment or the Original Agreement without the prior consent of the other party, which consent shall not be unreasonably withheld or delayed.

23. COMPETITIVENESS

The redemption value of Base and Bonus Miles and redemption availability shall be competitive with [REDACTED].

24. LEGACY US AIRWAYS MARKETING CHANNELS

[REDACTED].

(x)	Exhibit B of the Agreement is amended in its entirety and replaced with a new Exhibit B attached to this Amendment.
3. Consent to Assignment. Pursuant to Section 13.1 of the Original Agreement and consistent with the terms of this Amendment, Juniper Bank hereby consents, on a one-time basis to the assignment of the Original Agreement as amended hereby to US Airways Group. Further, upon consummation of the Merger, the Amended

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Agreement will be automatically assigned to US Airways Group without further act, and unless otherwise specifically provided to the contrary herein or the context otherwise requires, all references to America West in the Original Agreement and/or this Amendment shall be deemed references to US Airways Group.
4. Effectiveness of Amended Agreement. The Amended Agreement shall be effective on the Effective Date. In the event the Merger is not consummated, this Amendment shall have no force and effect, the Original Agreement shall be reinstated without giving effect to any of the amendments contained herein, and the parties hereto shall be relieved from any obligations and liabilities that may have arisen hereunder.
5. Exclusivity. Upon execution of this Amendment and for six months thereafter and except as set forth herein, Juniper Bank shall not, and Juniper Bank shall not permit any of its Affiliates (as defined below) to make, directly or indirectly, any investment (debt or equity) in US Airways Group or any resulting entity of US Airways Group subsequent to the effective date of the Plan (as defined below) as part of, or provide, directly or indirectly, any financing (debt or equity) to any third party for purposes of funding, any Transaction (as defined below) with respect to which neither Holdings nor any of its Affiliates is a party or otherwise involved. For avoidance of doubt, such prohibition shall include Juniper Bank’s or any of its Affiliates’ direct or indirect support, whether financial or otherwise, to any airline or such airline’s Affiliates in aid of a Transaction.
6. Certain Definitions. For purposes of this Amendment, the following terms shall have the meanings set forth below.
“Affiliate” means, with respect to any specified person, a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the specified person, where “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract, or otherwise.
“Plan” means the Plan of Reorganization of US Airways Group and its subsidiaries under Chapter 11, Title 11 of the U.S. Bankruptcy Code to be filed with the U.S. Bankruptcy Court for the Eastern District of Virginia.
“Transaction” means a reorganization, sale, merger, consolidation, joint venture, recapitalization, stand-alone plan, sale of assets or equity interests, or other combination or disposition or similar transaction involving US Airways Group as part of the Plan.
7. Rights and Obligations. The rights and obligations of the parties under this Amendment are expressly contingent upon the consummation of the Merger. In the event that the Merger is not consummated, then at Juniper Bank’s election, this Amendment shall terminate and America West shall remit to Juniper Bank within ten (10) business days of Juniper Bank’s notice to terminate (“Termination Notice”)

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all amounts paid to America West by Juniper Bank pursuant to this Amendment, together with interest at LIBOR published on Bloomberg page USSW on the date of the Termination Notice, or if not printed on that date, then on the most recent date published prior to the Termination Notice. For purposes of this Amendment and the Agreement, “consummation of Merger” shall mean the filing of the Certificate of Merger with the Delaware Secretary of State. Upon termination of this Amendment pursuant to this Section 7, the terms and conditions of the Original Agreement shall be reinstated and will govern the rights and obligations of the parties for the Term of the Agreement.
8. Effect. Except as set forth in this Amendment, the Original Agreement shall remain in full force and effect and each of America West and Juniper Bank hereby restates and affirms all of the terms and provisions of the Original Agreement. If any conflict exists between the terms and provisions of the Original Agreement and this Amendment, the terms and provisions of this Amendment will govern and control.
9. Entire Agreement. The Amended Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto.
10. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same instrument. Delivery of an executed counterpart signature page by telecopier shall be effective as a manually executed signature page.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS]

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     IN WITNESS WHEREOF, Juniper Bank, America West and US Airways Group have executed and delivered this Amendment as of the date first written above.

AMERICA WEST AIRLINES, INC.	JUNIPER BANK

/s/ J. Scott Kirby	/s/ Kevin Kleinschmidt

By: J. Scott Kirby	By: Kevin Kleinschmidt
Title: Executive Vice President, Sales and Marketing	Title: Managing Director

US AIRWAYS GROUP, INC.

/s/ Ronald E. Stanley

By: Ronald E. Stanley
Title: Executive Vice President, Chief Financial Officer

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EXHIBIT B
CARD BENEFITS

	[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]

Activation Bonus Miles	[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]

Miles Earned Per Dollar	[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]

Miles Earned Per Dollar on US AIRWAYS ticket purchases, USA Vacations (excluding cruises), and USA Club Passes or Memberships**	[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]

Miles Earned Per Dollar of Qualifying Balance Transfer	[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]

US Airways Club Passes*	[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]

Companion Pass*	[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]

*	US Airways Group will provide, at US Airways Group’s sole discretion.

**	Juniper Bank will provide and purchase the incremental US Airways Group ticket purchase miles at the Bonus Mileage Rate.